Exhibit 99.1

Soluna and Luxor Announce Turnkey Mining Success with BitMine

New Case Study Explores How Soluna and Luxor Delivered a Seamless, Scalable Mining Model for BitMine

ALBANY, NY, March 27, 2025 – Soluna Holdings, Inc. (“Soluna”), (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, announced today the release of a case study highlighting the success of its strategic partnership with Luxor Technology Corporation (“Luxor”) and BitMine Immersion Technologies (“BitMine”) (OTCQX: BMNR).

The study, titled “Scaling Hashrate, Simplified: The Turnkey Mining Model That Delivered for BitMine” showcases how Soluna and Luxor joined forces to deliver a seamless, turnkey mining solution, helping BitMine scale operations efficiently while mitigating key industry risks.

Soluna provided stable, low-cost renewable power and infrastructure at Project Sophie and Project Dorothy, while Luxor delivered financial, operational, and strategic expertise, including hashrate hedging, equipment financing, and fleet optimization via LuxOS firmware. By integrating power, infrastructure, and financial services into a single, predictable model, the partnership enabled BitMine to:

●	Scale its ASIC fleet to 251.056 PH/s in nameplate hashrate, more than tripling its previous capacity.
●	Secure long-term power stability, mitigating energy price volatility.
●	Lock in hashprice terms, ensuring consistent mining revenues.
●	Streamline deployment, reducing downtime, and accelerating growth.
●	Optimize fleet performance, improving uptime and profitability.

“This case study showcases how a well-executed partnership can eliminate uncertainty in Bitcoin mining,” said John Belizaire, CEO of Soluna Holdings. “By aligning power infrastructure with financial and operational support, we’ve created a solution that enables mining companies like BitMine to scale sustainably and predictably.”

Ethan Vera, COO of Luxor Technology, added: “It has been amazing to work with the bright minds at Soluna and BitMine throughout the years. All three teams have complementary skill sets, leading to a large success in scaling BitMine. This last deal is really first of a kind, which speaks to the way BitMine’s team thinks about leveraging sophisticated structures to expand their operations in a good risk-adjusted way and focusing on their expertise in capital markets.”

This collaboration sets a new standard for Bitcoin mining—where power, operations, and financial strategy work together to drive efficiency and scale.

Read the full case study here: https://www.solunacomputing.com/research/luxor-bitmine

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Soluna Holdings, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission, in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the Securities and Exchange Commission. All information provided in this press release is as of the date of the press release, and Soluna Holdings, Inc. undertakes no duty to update such information, except as required under applicable law.

About Luxor Technology Corporation

Luxor Technology Corporation is a Bitcoin mining software and services company that offers a suite of products catered toward the mining and compute power industry. Luxor’s suite of software and services includes an ASIC Marketplace, a Bitcoin mining pool, a Hashrate Derivatives Desk, ASIC Firmware, and a Bitcoin mining data platform.

If you are interested in contacting the Luxor Derivatives Desk, please email derivatives@luxor.tech.

About Soluna Holdings, Inc (SLNH)

Soluna is on a mission to make renewable energy a global superpower using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions, and superior returns. To learn more visit solunacomputing.com. Follow us on X (formerly Twitter) at @SolunaHoldings.

Contact Information

Cybele Ramirez

Director, Marketing

Soluna Holdings, Inc.

ir@soluna.io